SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2003

BARRISTER GLOBAL SERVICES NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14063	16-1176561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

186 Exchange Street Buffalo, New York	14204
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(716) 845-5010

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

On November 24, 2003, Barrister Global Services Network, Inc. issued a press release announcing the signing of a Stock Purchase Agreement by which Barrister's President, John S. Bowers, III will acquire a 50.5% interest in Barrister. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	No.	Description

	10.1	Stock Purchase Agreement, dated as of November 24, 2003, by and between Barrister Global Services Network, Inc. and John S. Bowers, III.

	99.1	Press Release dated November 24, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRISTER GLOBAL SERVICES NETWORK, INC.

Dated: November 24, 2003	By:	/s/ Richard P. Beyer
Name: Richard P. Beyer
Senior Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of November 24, 2003, by and between Barrister Global Services Network, Inc. and John S. Bowers, III.

99.1	Press Release dated November 24, 2003.